Exhibit 23

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Countrywide Financial Corporation:

     We consent to the incorporation by reference in the registration statements (Nos. 333-06473; 333-72484; 333-103623; 333-103623-01; 333-103623-0; 333-103623-03; 333-114270; 333-114270-01; 333-114270-02; 333-114270-03) on Form S-3 and (Nos. 33-17271; 33-69498; 333-08638; No. 333-66095; 333-73089; 333-87417; 333-47096; 333-47128; 333-75990; 333-106560; 333-107649; 333-112994; 333-118363) on Form S-8 of Countrywide Financial Corporation of our reports dated March 11, 2005, with respect to the consolidated balance sheet of Countrywide Financial Corporation and subsidiaries as of December 31, 2004, and the related consolidated statements of earnings, changes in shareholders’ equity, cash flows and comprehensive income for the year ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of Countrywide Financial Corporation.

/s/ KPMG LLP

Los Angeles, California
March 15, 2005